Exhibit 10.2

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

This FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “First Amendment”) is made and entered into as of the 21st day of May, 2010, by and between MEPT 303 SECOND STREET LLC, a Delaware limited liability company (“Seller”), and KILROY REALTY, L.P., a Delaware limited partnership (“Buyer”). Buyer and Seller are collectively referred to herein as the “Parties.”

R E C I T A L S:

A. Seller and Buyer entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of April 12, 2010 (the “Agreement”), whereby Buyer agreed to purchase from Seller, and Seller agreed to sell to Buyer, the “Property” (as that term is defined in Recital A of the Agreement).

B. Seller and Buyer desire to amend the Agreement for the purpose of modifying the “Prorations” section therein, and otherwise amending the Agreement for such other purposes and on the terms and conditions set forth in this First Amendment below.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Agreement, unless expressly superseded by the terms of this First Amendment.

2. Prorations. The third paragraph of Paragraph 11 of the Agreement is hereby amended and restated in its entirety as follows:

“At Closing, Buyer shall receive a credit for (i) any outstanding and accrued but unpaid brokerage commissions to the extent payable (but unpaid as of the Closing) by Seller (as landlord), with respect to lease and lease modifications entered into by Seller prior to the Execution Date (“Pre-Execution Brokerage Commissions”), (ii) any outstanding free rent to the extent granted (but unapplied as of the Closing) by Seller (as landlord), pursuant to the express terms of the leases and lease modifications entered into by Seller prior to the Execution Date (“Pre-Execution Free Rent”), and (iii) any tenant improvement costs or tenant improvement allowances that are outstanding and accrued but unpaid as of the Closing pursuant to the express terms of the leases and lease modifications entered into by Seller prior to the Execution Date and which cannot be converted to rent credits pursuant to the terms of the subject leases (“Pre-Execution Non-Convertible TI Obligations”). With respect to tenant improvement costs or tenant improvement allowances that are outstanding and accrued but unpaid as of the Closing pursuant to the express terms of the leases and lease modifications entered into by Seller prior to the Execution Date and which can be converted to rent credits pursuant to the terms of the subject leases (“Pre-Execution Convertible TI Obligations”), the amount of the same (which the parties agree and acknowledge is equal to $2,522,044.48 in the aggregate) shall not be deducted from the Purchase Price but shall be held in Escrow from Seller’s closing proceeds and maintained in a separate interest bearing account (the “Holdback Account”) for disbursement by Buyer to the applicable tenants as required under the applicable leases (as directed by Buyer). Buyer and Seller shall work together in good faith to establish the Holdback Account and the terms thereof; provided that Buyer shall be responsible for all costs and expenses associated with the Holdback Account. Seller shall have no other obligations or liabilities in connection with the foregoing (i.e., with respect to any such Pre-Execution Brokerage Commissions, Pre-Execution Free Rent, Pre-Execution Convertible TI Obligations and/or Pre-Execution Non-Convertible TI Obligations) and Buyer shall assume all obligations of Seller to pay such amounts as and when due and indemnify, defend, and hold Seller harmless from and against any and all claims, damages, costs or liabilities associated with same (which indemnity shall survive the Closing).”

3. Maya Lease. Seller (as successor-in-interest to The Equitable Life Assurance Society of the United States) and Xola, LLC, a California limited liability company, dba Maya Restaurant (“Maya”) are parties to that certain Retail Lease dated August 19, 1998, as amended (collectively, the “Maya Lease”), for premises on the ground floor of the South Tower, commonly known as Suite 130, located at the Property. Buyer and Seller acknowledge and agree that Maya is currently in arrears with respect to the rent and other charges due and owing under the Maya Lease for the months of February, March, April, and May 2010 (collectively, the “Arrearages”). Buyer further acknowledges and agrees that Seller and Maya have reached an agreement whereby Maya shall pay directly to Seller Fifty-Three Thousand and 00/100 Dollars ($53,000.00) in satisfaction of such Arrearages (the “Maya Deal”), which payment, at Seller’s election, may be due and payable by Maya directly to Seller on a date that is subsequent to the Closing Date. Notwithstanding the foregoing or any contrary provision of the Agreement, as amended by this First Amendment, Buyer shall receive a credit against the Purchase Price for Buyer’s pro rata share of the base rent due under the Maya Lease for the month of May 2010 as if Maya had paid its base rent in full for such month. Notwithstanding the foregoing or any contrary provisions of the Agreement (including, without limitation, Paragraph 11 of the Agreement), but subject to the immediately preceding sentence, Buyer agrees and acknowledges that the consideration payable by Maya to Seller in connection with the Maya Deal shall be Seller’s sole and separate property and shall not impact or result in any adjustment to the Purchase Price, nor shall Buyer be entitled to all or any portion of such consideration (and Buyer waives all rights with respect to the same). Buyer hereby pre-approves documentation of the Maya Deal between Seller and Maya to the extent that such documentation is not inconsistent with the terms, or beyond the scope, of the Maya Deal described hereinabove.

4. Purchase Price. Notwithstanding any contrary provision of the Agreement, as amended by this First Amendment, in lieu of Buyer receiving a credit against the Purchase Price for the Pre-Execution Brokerage Commissions, Pre-Execution Free Rent (as opposed to any prepaid rent for which Buyer shall continue to receive a credit as contemplated by the Agreement) and Pre-Execution Non-Convertible TI Obligations, the Purchase Price shall be reduced by the Pre-Execution Brokerage Commissions (in the amount of $29,126.25), the Pre-Execution Free Rent (in the amount of $2,623,992.62) and the Pre-Execution Non-Convertible TI Obligations (in the amount of $1,018,485.65), for a total reduction in Purchase Price on account of the Pre-Execution Brokerage Commissions, Pre-Execution Free Rent and Pre-Execution Non-Convertible TI Obligations equal to $3,671,604.52 in the aggregate. Accordingly, the parties hereby agree and acknowledge that the Purchase Price, as set forth in Section VIII of the Basic Provisions and Section 2 of the Agreement, is hereby amended and restated as Two Hundred Thirty Three Million Three Twenty Three Thousand Eight Hundred Seventy Five and 00/100 Dollars ($233,328,395.48). In consideration of the foregoing, Buyer waives any right to any credit against the Purchase Price under the Agreement with respect to the Pre-Execution Brokerage Commissions, Pre-Execution Free Rent, Pre-Execution Convertible TI Obligations and Pre-Execution Non-Convertible TI Obligations.

5. Assignment and Assumption of Leases. Exhibit D of the Agreement is hereby deleted in its entirety and replaced with Exhibit D attached hereto to this First Amendment

6. Ratification of Agreement. The Parties agree and acknowledge that (i) the signature block for Seller set forth in the Agreement was inaccurate and (ii) notwithstanding such inaccurate signature block, the Agreement, as amended by this Amendment, shall be binding and enforceable against Seller and Buyer. The Parties hereby ratify the Agreement, as amended hereby.

7. Conflict; No Further Modification. In the event of any conflict between the terms of the Agreement and this First Amendment, this First Amendment shall prevail. Except as otherwise set forth in this First Amendment, all of the terms and provisions of the Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first above written.

“BUYER”				“SELLER”

KILROY REALTY, L.P., a Delaware limited partnership				MEPT 303 SECOND STREET LLC, a Delaware limited liability company

By:	Kilroy Realty Corporation, a Maryland corporation, its General Partner			By:	NEWTOWER TRUST COMPANY as trustee of the NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R., Section 9.18

	By:	/s/ Jeffrey C. Hawken
		Name:	Jeffrey C. Hawken		By:
		Its:	Executive Vice President and Chief Operating Officer		Name:	Patrick O. Mayberry
					Position:	President

	By:	/s/ Tyler H. Rose
		Name:	Tyler H. Rose
		Its:	Executive Vice President Chief Financial Officer

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the date first above written.

“BUYER”			“SELLER”

KILROY REALTY, L.P., a Delaware limited partnership			MEPT 303 SECOND STREET LLC, a Delaware limited liability company

By:	Kilroy Realty Corporation, a Maryland corporation, its General Partner		By:	MEPT-501, Inc., a Delaware corporation, its Sole Member

By:
		Name:		By:	/s/ Robert B. Edwards
		Its:		Name:	Robert B. Edwards
				Title:	Secretary/Treasurer

By:
Name:
Its:

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) is made this              day of             ,                 , by and between                                         , a                                          (“Assignor”), and                                                                                  , a                                                                                   (“Assignee”).

Recitals

Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of                 ,                 (the “Agreement”), respecting the sale of certain “Property” (as defined in the Agreement). Unless otherwise indicated herein, all capitalized terms in this Assignment shall have the meaning ascribed to them in the Agreement.

Assignor, as Lessor, and those certain tenants of the Property (collectively, the “Tenants”) have entered into leases for space at the Property (collectively, the “Leases”) covering certain premises located on the Property.

Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to all Leases and Tenants’ deposits held by Assignor under the Leases (collectively, “Tenant Deposits”).

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows.

Assignor assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor’s estate, right, title and interest in and to the Leases and Tenant Deposits and Assignee accepts such assignment; provided, however, that such assignment, sale and transfer shall not include any rights or claims arising prior to the date hereof which Assignor may have against any party under the Leases.

Assignee accepts said assignment, sale and transfer and assumes the performance of all of the terms, covenants and conditions imposed upon the landlord under the Leases and with respect to the Tenant Deposits (to the extent arising or accruing on or after the date hereof), including, without limitation, all obligations of Assignor for which Assignee received a credit or a reduction in the purchase price under the Agreement (or for which an amount was funded into the Holdback Account in lieu of such a credit or reduction in purchase price) under Paragraph 11 of the Agreement.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys’ fees and costs.

This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first written above.

ASSIGNEE:			ASSIGNOR:

		,			,

a			a

By:			By:
	Name:			Name:
	Position:			Position:

By:			By:
	Name:			Name:
	Position:			Position: